SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 2, 2009
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers

Kenneth H. Armstrong has resigned as an Executive Officer of Borders Group, Inc. (the “Company”) effective February 2, 2009, as part of the consolidation of the management structure of the Company. In connection with the resignation, the Company has agreed to pay Mr. Armstrong an amount equal to one-half of his annual salary and target bonus in a lump sum after he executes a release in favor of the Company. This payment will be in lieu of the payment of 100% of his annual salary and target bonus in equal monthly installments over the 12 month-period following his termination of employment (subject to reduction for other income earned during such period), as is provided for in his current agreement with the Company. Mr. Armstrong also will receive a payment of an amount equal to his target bonus pursuant to the executive retention program described in the Company’s 2008 Proxy Statement.

                                                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Borders Group, Inc.
                   (Registrant)

Dated: February 4, 2009	By: /s/ MARK BIERLEY
Mark Bierley
Executive Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)